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                                                                   EXHIBIT 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Amendment No. 2 on Form S-11 to the Form S-4 Registration Statement filed by Security Capital Group Incorporated, in connection with the registration of its Warrants to purchase Class B common stock that may be subscribed by security holders of Security Capital Industrial Trust dated July 24, 1997 (the "Registration Statement") of our reports dated March 4, 1996 and February 28, 1997, relating to the consolidated financial statements of Security Capital US Realty SICAV, which appear in such Registration Statement.


                                          Price Waterhouse SA
                                          24-26 Avenue de Liberte
                                          Luxembourg, L-1014

                                          July 23, 1997